EXHIBIT 99.1

Ante5, Inc. Closes $6,142,500 Private Placement

MINNETONKA, Minn., July 26, 2011 (GLOBE NEWSWIRE) -- Ante5, Inc. (ANFC - News)  ("Ante5" or the "Company") today announced that it intends to close later today on a private placement of 6,142,500 units at a price of $1.00 per unit.  Each unit will consist of one common share and a warrant to purchase one-half share of common stock. The warrants, which represent the right to acquire up to an aggregate of 3,071,250 common shares, will be exercisable within the 5-year anniversary of the closing date of the private placement.  The warrant exercise price is $1.50 per share.  We may redeem outstanding warrants prior to their expiration, at a price of $0.01 per share, provided that the volume weighted average sale price per share of Common Stock equals or exceeds $2.50 per share for ten (10) consecutive trading days ending on the third business day prior to the mailing of notice of such redemption and provided that a resale registration statement with respect to exercise of the warrants is declared effective.  The Company expects net proceeds at closing of approximately $5.6 million after the deduction of placement agent commissions and offering expenses.

Ante5 intends to use the net proceeds from the offering to continue pursuing acreage acquisition opportunities, fund its accelerated drilling program, and for working capital purposes.

The shares of common stock and warrants sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement as well as the common stock underlying the warrants issued in this private placement.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Ante5 Oil & Gas

Ante5, Inc. is an oil and gas exploration and production company based in Minnetonka, Minnesota.  Ante5's focus is the Williston Basin Bakken and Three Forks trend in North Dakota and Montana.  Ante5 controls approximately 9,600 net mineral acres in North Dakota. For additional information on Ante5, visit the Company’s website at www.ante5oil.com.

Special Note Regarding Forward-Looking Statements

All statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements.  By way of example, statements contained in this press release related to the closing of the private placement and the expected use of proceeds from the financing, and such other future events described in this press release, are forward-looking statements.  Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. These statements are only predictions based on management’s expectations as of the date of this press release, and involve known and unknown risks, uncertainties and other factors, including: the Company’s ability to satisfy each of the closing conditions specified in the definitive stock purchase agreement executed in connection with the private placement, and such other risks and factors that are discussed in the Company’s filings with the Securities and Exchange Commission from time to time, including under “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  Except as required by law, the Company undertakes no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform such statements to actual results or to reflect events or circumstances occurring after the date of this press release.

CONTACT:
Gerald Kieft
The WSR Group
772-219-7525